Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of Fact II Acquistion Corp., where Precision Aerospace & Defense Group, Inc. (“the Company”) is co -registrant, of our report dated July 8, 2025, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

December 31, 2025